UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Clean Energy Special Situations Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller 405 Lexington Avenue, 44th Floor New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 818-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on November 29, 2023, the Clean Energy Special Situations Corp. (the “Company”) received a notification letter (the “Original Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq’s continued listing standards (the “Rules”), because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Q3 10-Q”). The Staff granted the Company an exception until February 12, 2024 to file the Q3 10-Q and regain compliance with the Rules (the “Exception”).

On February 14, 2024, the Company received a formal notice (the “Formal Notice”) from the Staff that, based upon the Company’s non-compliance with the Exception, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Plan”). The Company plans to timely request a hearing before the Plan, which will stay the suspension of the Company’s securities only for a period of 15 days from the date of the request. When the Company requests a hearing, it also plans on requesting a stay of the suspension, pending the hearing.

The Company is considering all options available to it to ensure compliance with all applicable criteria for continued listing on Nasdaq. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance within any extension period that may be granted by the Panel. There can be no assurance that the appeal will be successful.

Item 7.01 Regulation FD Disclosure.

On February 21, 2024, the Company issued a press release announcing the Formal Notice (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The information in this Form 8-K and the attached Press Release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in the Press Release and Form 8-K regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in the Press Release and this Form 8-K, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this Form 8-K and the attached Press Release, respectively.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 21, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENERGY SPECIAL SITUATIONS CORP.

Date: February 21, 2024	By:	/s/ Raghunath Kilambi
Raghunath Kilambi Chief Executive Officer